UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 4, 2014
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FLUIDIGM CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Shoreline Court, Suite 100
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
(650) 266-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2014, Fluidigm Corporation (the “Company”) entered into a letter agreement with William M. Smith, the Company’s Executive Vice President, Legal Affairs, General Counsel, and Secretary, pursuant to which Mr. Smith will be seconded to serve as President and Acting General Manager of Fluidigm Canada Inc., an Ontario corporation (formerly named DVS Sciences Inc.), an indirect, wholly-owned subsidiary of the Company (the “Secondment Agreement”). The term of the secondment is currently anticipated to be up to one year.
The Secondment Agreement does not result in any modification to Mr. Smith’s current levels of compensation, including his base salary, target bonus potential, or equity compensation. However, as part of the secondment, Mr. Smith will receive a secondment allowance of up to $125,000 to cover travel and relocation expenses, housing, and other fringe benefits. Mr. Smith will also receive tax equalization benefits such that his income and social security tax liabilities as a result of the secondment will approximate the amount that he would have paid had he remained in California.
The foregoing description is qualified in its entirety by reference to the Secondment Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the period ending March 31, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: March 10, 2014	By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer